Exhibit 10.1

THIRD AMENDMENT & WAIVER

This Third Amendment & Waiver (this “Amendment”) dated as of May 29, 2009 (the “Third Amendment Effective Date”) is by and among MxEnergy Inc., a Delaware corporation (“MxEnergy”), MxEnergy Electric Inc., a Delaware corporation (“MxEnergy Electric”, MxEnergy and MxEnergy Electric each a “Borrower” and collectively, the “Borrowers”), MxEnergy Holdings Inc. and certain Subsidiaries thereof (collectively, the “Guarantors”), and the financial institutions and other Persons whose signatures appear below as Lenders.

PRELIMINARY STATEMENTS

A.            Reference is made to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 among the Borrowers, the Guarantors, the lenders party thereto and the Administrative Agent, as amended by the First Amendment dated as of March 11, 2009 and the First Amendment & Waiver dated as of May 15, 2009 (the “Second Amendment”)(as amended through the date hereof, the “Credit Agreement”).  Unless otherwise expressly provided herein, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

B.            Section 7.01(m) of the Credit Agreement provides that it is an Event of Default (1) if the Borrowers fail to deliver to the Administrative Agent and the Lenders, on or before May 15, 2009, an executed contract for a Liquidity Event, which contract shall not contemplate any financing from any of the Revolving Lenders (excluding any Revolving Lender that separately agrees to participate in any such financing of a Liquidity Event) (a “Liquidity Event Contract”) and (2) if a Liquidity Event shall not have been consummated on or before May 31, 2009.  Under the Second Amendment, the Majority Lenders waived through May 29, 2009 the requirement to provide a Liquidity Event Contract.  As of the date hereof, the Borrowers have failed to deliver a Liquidity Event Contract to the Administrative Agent and the Lenders or to consummate a Liquidity Event (together, the “Trigger Event Requirement”).

C.            The Borrowers have requested that the Majority Lenders amend the Credit Agreement as set forth in this Amendment and waive the Trigger Event Requirement through June 8, 2009.

D.            The Lenders party hereto, constituting the Majority Lenders under the Credit Agreement, are willing to amend the Credit Agreement and waive the Trigger Event Requirement through June 8, 2009, each on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

Section 1.           Amendments to Credit Agreement.

(a)        Amendment to Section 1.01.  A new definition of “Third Amendment Effective Date” is hereby added in the appropriate alphabetical order to read as follows:

“Third Amendment Effective Date” means May 29, 2009.

(b)        Amendment to Section 5.18.  Section 5.18 is hereby amended in its entirety to read as follows:

Section 5.18.  Cash Collateral.  On or prior to the Third Amendment Effective Date, the Borrowers shall deposit or cause to be deposited with the Administrative Agent or a Lender acceptable to the Administrative Agent not less than $65,000,000 in cash, which cash the Administrative Agent shall hold as Collateral or shall be held at by such Lender subject to a control agreement satisfactory to the Administrative Agent and to a first perfected security interest in favor of the Administrative Agent until the earlier of (a) so long as no Default has occurred and is continuing, June 29, 2009, and (b) termination of this Agreement, repayment in full of all the Obligations, termination of all outstanding Letters of Credit, and termination of all Revolving Commitments.

(c)        Amendment to Section 6.28.  Section 6.28 is hereby amended in its entirety to read as follows:

Section 6.28.  Marketing Expenses.  From and after the calendar week beginning May 16, 2009 and, so long as no Default has occurred and is continuing, to but excluding the calendar week beginning June 29, 2009, permit the aggregate marketing expenses of the Loan Parties accrued for such week to exceed $225,000.00 plus, for any calendar week beginning on or after May 23, 2009, the amount by which such aggregate marketing expenses accrued for the previous calendar week were less than $225,000.00.

Section 2.           Waiver.

(a)        The Majority Lenders hereby agree, subject to the terms and conditions of this Amendment, to waive the Trigger Event Requirement, provided, that, the Borrowers deliver to the Administrative Agent and the Lenders, on or before June 8, 2009, a Liquidity Event Contract or the waiver contained herein shall terminate and be of no effect as of the close of business on June 8, 2009.

(b)        The waiver by the Majority Lenders described in this Section 2 is contingent upon the satisfaction of the conditions precedent set forth below in this Amendment and the proviso in paragraph (a) above and is limited to the Trigger Event Requirement.  Such waiver is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of Section 7.01(m) of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.

Section 3.           Conditions to Effectiveness.  This Amendment shall be effective as of the Third Amendment Effective Date when the Administrative Agent shall have received confirmation of each of the following in form and substance satisfactory to the Administrative Agent:

(a)        counterparts of this Amendment, duly executed by each Loan Party and the Majority Lenders;

(b)        a duly executed amendment or waiver to the Master Transaction Agreement in form and substance satisfactory to the Majority Lenders, which amends the

Master Transaction Agreement or waives the provisions thereof (i) to extend the date required for delivery of a Liquidity Event Contract to June 8, 2009, (ii) to extend the Borrower’s ability obtain hedging to June 8, 2009, and (iii) to reduce total hedging available to no less than 12 Bcf;

(c)        the Borrowers shall have complied with Section 5.18 of the Credit Agreement, as amended hereby; and

(d)        that the Borrowers shall have paid in immediately available funds to the Administrative Agent (i) for the benefit of each Revolving Lender that executes this Amendment on or before the Third Amendment Effective Date a non-refundable fee equal to 0.05% of each such Lender’s Revolving Commitment on the Third Amendment Effective Date and (ii) for the ratable benefit of each Revolving Lender based on its Revolving Commitment, a refundable fee of $150,000, which the Administrative Agent shall hold in trust for payment (A) to the Revolving Lenders on July 17, 2009 if the Obligations have not been repaid in full before such date or (B) to the Borrower upon the payment in full of the Obligations before July 17, 2009.

Section 4.           Representations and Warranties.  Each Loan Party jointly and severally hereby represents and warrants that, as of the Third Amendment Effective Date:

(a)        all representations and warranties of such Loan Party contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Third Amendment Effective Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) and

(b)        no Default has occurred and is continuing.

Section 5.           Consent of Guarantors; Confirmation of Guarantees.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 6.           Release; Acknowledgement of Debt.

(a)        As a material part of the consideration for the Administrative Agent and the Lenders entering into this Amendment, each Borrower and each Guarantor, on behalf of itself and its officers, directors, equity holders, Affiliates, successors and assigns, hereby releases and forever discharges the Administrative Agent, the Issuing Bank, and each Lender and their respective predecessors, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, subsidiaries, and Affiliates (each a “Lender Party”) from any and all claims, expenses, costs, causes of actions or other losses or liabilities of any nature whatsoever existing on the Third Amendment Effective Date, including, without limitation, all claims, expenses, costs, causes of actions or other losses or liabilities for or in respect of contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower or Guarantor may have or claim to have against any Lender Party under, arising out of, in connection with, or in any way related to, this Amendment, the Credit Agreement, as amended hereby, or any other Loan Documents.  For the avoidance of doubt, the provisions of this clause shall survive any termination of the Credit Agreement, as amended hereby.

(b)        As of 9 a.m. New York time on the Third Amendment Effective Date, (i) the aggregate outstanding principal amount of (A) Revolving Advances is $0 and (B) Bridge Loans is $5,400,000.00; and (ii) the aggregate undrawn face amount of the Letters of Credit is $103,984,295.

Section 7.           Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 8.           Entire Agreement.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.

Section 9.           Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 10.         Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 11.         Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Third Amendment Effective Date.

BORROWERS:

MXENERGY INC.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

MXENERGY ELECTRIC INC.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

GUARANTORS:

MXENERGY HOLDINGS INC.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
INFOMETER.COM INC.
MXENERGY CAPITAL CORP.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

MXENERGY SERVICES INC.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Vice President and Chief Financial Officer

LENDERS:

SOCIÉTÉ GÉNÉRALE

By:	/s/BARBARA PAULSEN
Name:	Barbara Paulsen
Title:	Managing Director

By:	/s/CHUNG-TAEK OH
Name:	Chung-Taek Oh
Title:	Vice President

WACHOVIA BANK, N.A.

By:	/s/STEVEN MARKUNAS
Name:	Steven Markunas
Title:	Assistant Vice President

CoBANK, ACB

By:	/s/DALE KEYES
Name:	Dale Keyes
Title:	Vice President

MORGAN STANLEY BANK

By:	/s/MELISSA JAMES
Name:	Melissa James
Title:	Authorized Signatory

BANK OF AMERICA, N.A.

By:	/s/DAVID MAIORELLA
Name:	David Maiorella
Title:	Senior Vice President

ALLIED IRISH BANKS p.l.c.

By:	/s/ROBERT MOYLE
Name:	Robert Moyle
Title:	Senior Vice President

By:	/s/DAVID O’DRISCOLL
Name:	David O’Driscoll
Title:	Assistant Vice President

RZB FINANCE LLC

By:	/s/HERMINE KIROLOS	By:	/s/PEARL GEFFERS
Name:	Hermine Kirolos	Name:	Pearl Geffers
Title:	Group Vice President	Title:	Group Vice President